UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Aridis Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Aridis Pharmaceuticals Announces Adjournment of Annual Meeting of Stockholders until January 12, 2024

LOS GATOS, Calif., December 15, 2023 – Aridis Pharmaceuticals, Inc. (OTC QB: ARDS), a biopharmaceutical company focused on the discovery and development of novel anti-infective therapies for treating life-threatening infections, today announced that its 2023 Annual Meeting of Stockholders (“Annual Meeting”), scheduled for Friday, December 15, 2023, was convened and adjourned, without any business being conducted, due to lack of the requisite quorum. The Annual Meeting has been adjourned to 9:00 AM local time on January 12, 2024 at the Company’s offices located at 983 University Avenue, Bldg. B, Los Gatos, CA 95032, to allow additional time for stockholders to vote on the proposals set forth in Aridis’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on November 3, 3023.

The record date for the Annual Meeting remains November 2, 2023. Stockholders who have previously submitted their proxy or otherwise voted and who do not want to change their vote need not take any action. Company stockholders as of the November 2, 2023 record date can vote, even if they have subsequently sold their shares. The Company’s board of directors and management respectfully request all such holders as of the record date to please vote your proxies as soon as possible.

No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. The Company strongly advises all of its stockholders to read the proxy statement and other proxy materials relating to the Annual Meeting because they contain important information. Such proxy materials are available at no charge on the Securities and Exchange Commission’s website at www.sec.gov. In addition, copies of the Proxy Statement and other documents may be obtained free of charge by accessing http://annualgeneralmeetings.com/ards2023 or by contacting the Company’s Corporate Secretary at 408-385-1742 or by mail to Corporate Secretary, Aridis Pharmaceuticals, Inc., 983 University Avenue, Bldg. B, Los Gatos, CA 95032.

About Aridis Pharmaceuticals, Inc.

Aridis Pharmaceuticals, Inc. discovers and develops anti-infectives to be used as first-line treatments to combat antimicrobial resistance (AMR) and viral pandemics. The Company is utilizing its proprietary ʎPEX TM and MabIgX® technology platforms to rapidly identify rare, potent antibody-producing B-cells from patients who have successfully overcome an infection, and to rapidly manufacture mAbs for therapeutic treatment of critical infections. These mAbs are already of human origin and functionally optimized by the natural human immune system for high potency. Hence, they are already fit-for-purpose and do not require further engineering optimization to achieve full functionality.

The Company has generated multiple clinical stage mAbs targeting bacteria that cause life-threatening infections such as ventilator associated pneumonia (VAP) and hospital acquired pneumonia (HAP), in addition to preclinical stage antibacterial and antiviral mAbs. The use of mAbs as anti-infective treatments represents an innovative therapeutic approach that harnesses the human immune system to fight infections and is designed to overcome the deficiencies associated with the current standard of care, which is broad spectrum antibiotics. Such deficiencies include, but are not limited to, increasing drug resistance, short duration of efficacy, disruption of the normal flora of the human microbiome and lack of differentiation among current treatments. The mAb portfolio is complemented by a non-antibiotic novel mechanism small molecule anti-infective candidate being developed to treat lung infections in cystic fibrosis patients. The Company’s pipeline is highlighted below:

1

Aridis’ Pipeline

AR-301 (VAP). AR-301 is a fully human IgG1 mAb currently in Phase 3 clinical development targeting gram-positive S. aureus alpha-toxin in VAP patients.

AR-501 (cystic fibrosis). AR-501 is an inhaled formulation of gallium citrate with broad-spectrum anti-infective activity being developed to treat chronic lung infections in cystic fibrosis patients. This program is currently in a Phase 2a clinical study in CF patients.

AR-320 (VAP). AR-320 is a fully human mAb targeting S. aureus alpha-toxin for prevention of VAP. Statistically significant Phase 2 data in the target population of those ≤ 65 years of age was published in the September 2021 Lancet Infectious Diseases journal.

AR-701 (COVID-19). AR-701 is a cocktail of fully human mAbs discovered from convalescent COVID-19 patients that target multiple sites on the spike proteins of the SARS-CoV-2 virus.

AR-101 (HAP). AR-101 is a fully human IgM mAb in Phase 2 clinical development targeting Pseudomonas aeruginosa liposaccharides serotype O11, which accounts for approximately 22% of all P. aeruginosa hospital acquired pneumonia cases worldwide. This program is licensed to the Serum Institute of India and Shenzhen Arimab.

AR-201 (RSV infection). AR-201 is a fully human IgG1 mAb directed against the F-protein of diverse clinical isolates of respiratory syncytial virus (RSV). This program is licensed exclusively to the Serum Institute of India.

AR-401 (blood stream infections). AR-401 is a fully human mAb preclinical program aimed at treating infections caused by gram-negative Acinetobacter baumannii.

For additional information on Aridis Pharmaceuticals, please visit https://aridispharma.com/.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. These statements may be identified by the use of words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend” or other similar terms or expressions that concern Aridis’ expectations, strategy, plans or intentions. These forward-looking statements are based on Aridis’ current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, the need for additional financing, the timing of regulatory submissions, Aridis’ ability to obtain and maintain regulatory approval of its existing product candidates and any other product candidates it may develop, approvals for clinical trials may be delayed or withheld by regulatory agencies, risks relating to the timing and costs of clinical trials, risks associated with obtaining funding from third parties, management and employee operations and execution risks, loss of key personnel, competition, risks related to market acceptance of products, intellectual property risks, risks related to business interruptions, including the outbreak of COVID-19 coronavirus, which could seriously harm our financial condition and increase our costs and expenses, risks associated with the uncertainty of future financial results, Aridis’ ability to attract collaborators and partners and risks associated with Aridis’ reliance on third party organizations. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described under the caption “Risk Factors” in Aridis’ 10-K for the year ended December 31, 2022, and Aridis’ other filings made with the Securities and Exchange Commission. Forward-looking statements included herein are made as of the date hereof, and Aridis does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Contact:

Investor Relations

Dave Gentry, CEO

RedChip Companies

ARDS@redchip.com

SOURCE Aridis Pharmaceuticals, Inc.

2